Exhibit 10(k)

TENTH AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

        THIS TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of August 1, 2005, is by and among CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and its subsidiaries party hereto (the Company and its subsidiaries are collectively referred to herein as the “Loan Parties” and individually referred to herein as a “Loan Party”), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Banks”), and JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA, a national banking association, as agent on behalf of the Banks (in such capacity, the “Agent”).

RECITALS

        A.        The Loan Parties, the Banks, and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of April 14, 2003 (as amended, modified, restated, or replaced from time to time, the “Credit Agreement”), pursuant to which the Banks agreed, subject to the terms thereof, to extend credit to the Loan Parties. For purposes hereof, the term “Loan Documents” shall mean such term as defined in the Credit Agreement, plus this Amendment, and any documents executed and delivered in conjunction with this Amendment.

        B.        The parties hereto further desire to amend the Credit Agreement as set forth herein.

TERMS

        In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

        ARTICLE I. AMENDMENT. Upon the conditions set forth in Article III being fulfilled, the Credit Agreement shall be amended as follows:

        1.1 The definition of the term “Termination Date” set forth in Section 1.1 of the Credit Agreement is amended by deleting the reference to “July 29, 2005” and inserting in place thereof the date “September 30, 2005".

        1.2 From and after the date of this Amendment and notwithstanding any past practice, the Loan Parties shall strictly comply with the terms and provisions of Section 10.1.6 of the Credit Agreement.

        1.3 Section 10.1.9 of the Credit Agreement is amended and restated in full, to read as follows:

10.1.9 Projections. As soon as practicable and in any event (a) within 30 days prior to the commencement of each Fiscal Year, a business plan for such Fiscal Year (in form and substance acceptable to Agent), and (b) within 30 days prior to the commencement of each fiscal quarter of the Company, financial projections for the Loan Parties for such fiscal quarter (including an operating budget and a cash flow budget) prepared in a manner consistent with the projections delivered by the Loan Parties to the Banks prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Agent, accompanied by a certificate of the Chief Financial Officer or the Controller (if such Controller is an executive officer) of the Representative on behalf of the Loan Parties to the effect that (i) such projections were prepared by the Loan Parties in good faith, (ii) the Loan Parties have a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions.

        1.4 Section 10.6.1 of the Credit Agreement is amended and restated in full, to read as follows:

10.6.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio to be less than (i) 0.50 to 1.00 as of the end of the Company’s fiscal quarter ending on or about March 31, 2005 (provided that such ratio shall be determined as of March 31, 2005 in accordance with GAAP for the period of four consecutive fiscal quarters of the Company then ending), (ii) 1.15 to 1.00 as of May 31, 2005 and June 30, 2005 (provided that such ratio shall be determined as of the end of each such calendar month in accordance with GAAP for the prior monthly period then ending), (iii) 0.90 to 1.00 as of July 31, 2005 (provided that such ratio shall be determined as of the end of such calendar month in accordance with GAAP for the prior monthly period then ending), and (iv) 1.50 to 1.00 as of the end of each calendar month subsequent to July 31, 2005 (provided that such ratio shall be determined as of the end of each such calendar month in accordance with GAAP for the prior monthly period then ending).

        1.5 Section 10.6.2 of the Credit Agreement is amended and restated in full, to read as follows:

10.6.2 Senior Debt to EBITDA Ratio. Not permit the Senior Debt to EBITDA Ratio to be greater than (i) 5.10 to 1.00 as of the end of the Company’s fiscal quarter ending on or about March 31, 2005, (ii) 5.30 to 1.00 as of the end of April 30, 2005, May 31, 2005, June 30, 2005 and July 31, 2005, and (iii) 5.50 to 1.00 as of the end of each calendar month subsequent to July 31, 2005; such ratio to be determined in each case in accordance with GAAP using the ratio of Senior Debt as of the end of the applicable period to EBITDA for the period of four consecutive fiscal quarters of the Company then ending or the period of twelve consecutive calendar months of the Company then ending, as applicable.

        1.6 Section 10.6.3 of the Credit Agreement is amended and restated in full, to read as follows:

10.6.3 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio to be greater than (i) 9.25 to 1.00 as of the end of the Company’s fiscal quarter ending on or about March 31, 2005, (ii) 10.25 to 1.00 as of the end of April 30, 2005, May 31, 2005, June 30, 2005 and July 31, 2005, and (iii) 10.50 to 1.00 as of the end of each calendar month subsequent to July 31, 2005; such ratio to be determined in each case in accordance with GAAP using the ratio of Total Debt as of the end of the applicable period to EBITDA for the period of four consecutive fiscal quarters of the Company then ending or the period of twelve consecutive calendar months of the Company then ending, as applicable.

        1.7 Section 10.6.4 of the Credit Agreement is amended and restated in full, to read as follows:

10.6.4 EBITDA. Not permit EBITDA to be less than $1,750,000 as of the Company’s fiscal quarter ending on or about June 30, 2005 and $1,975,000 as of September 30, 2005; such amount to be determined in accordance with GAAP for the period of such fiscal quarter of the Company then ending.

        1.8 Section 10.6.5 of the Credit Agreement is amended and restated in full, to read as follows:

10.6.5 Total Liabilities to Tangible Capital Funds Ratio. Not permit the Total Liabilities to Tangible Capital Funds Ratio to be greater than (i) 12.00 to 1.00 as of the end of March, 2005, (ii) 11.75 to 1.00 as of the end of April, 2005, (iii) 11.50 to 1.00 as of the end of May 31, 2005, June 30, 2005 and July 31, 2005, and (iv) 6.25 to 1.00 as of the end of each calendar month thereafter; such ratio to be determined in accordance with GAAP as of such month-end.

        1.9 Section 10.6.6 of the Credit Agreement is amended and restated in full, to read as follows:

10.6.6 Adjusted Working Capital. Not permit Adjusted Working Capital to be less than (i) negative $11,500,000 as of March 31, 2005, (ii) negative $11,250,000 as of the end of April 30, 2005, May 31, 2005, June 30, 2005 and July 31, 2005, and (iii) negative $10,750,000 as of the end of each calendar month thereafter; such amount to be determined in accordance with GAAP as of such month-end.

        ARTICLE II. REPRESENTATIONS AND WARRANTIES. Each of the Loan Parties represents and warrants to the Agent and the Banks that:

        2.1 The execution, delivery, and performance of this Amendment is within its powers, has been duly authorized by all necessary corporate or limited liability company action, as the case may be, and is not in contravention of any law, rule, or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of its Certificate of Incorporation or Articles of Organization, as the case may be, or By-laws or Operating Agreement, as the case may be, or of any contract or undertaking to which it is a party or by which it or its properties is or may be bound.

        2.2 This Amendment is the legal, valid, and binding obligation of each Loan Party, enforceable against it in accordance with the respective terms hereof.

        2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Section 9 of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

        2.4 No Event of Default or Unmatured Event of Default exists or has occurred or is continuing on the date hereof.

        ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

        3.1 This Amendment shall have been executed by the Loan Parties, the Agent, and the Banks.

        3.2 The Loan Parties shall have furnished to the Agent such certified copies of the resolutions of the Board of Directors or the members, as the case may be, of the Loan Parties as requested by the Agent approving this Amendment, and of all documents evidencing other necessary corporate or company action, as the case may be, and governmental approvals, if any, with respect to this Amendment.

        3.3 The Loan Parties shall have furnished to the Agent such other approvals, opinions, or documents as the Agent may reasonably request.

        3.4 The Loan Parties shall have paid all out of pocket fees and disbursements of the Agent, including all unpaid fees and disbursements of Dickinson Wright PLLC due and owing as of the date of this Amendment.

        3.5 The Loan Parties shall have entered into such amendments and agreements in respect of the Subordination Agreements and any document, instrument or agreement evidencing or executed in connection with any Subordinated Debt as shall be acceptable to the Agent so as to provide, without limitation, for (i) the modification of the financial covenants contained in any document, instrument or agreement evidencing or executed in connection with any Subordinated Debt to conform such covenants to the terms and provisions of this Amendment, and/or (ii) the waiver of any defaults arising under such documents, instruments or agreements. Notwithstanding the foregoing, the Agent and the Banks acknowledge and agree that unless the Agent and the Banks shall otherwise agree in writing, the Loan Parties shall have until August 31, 2005 to deliver to the Agent and the Banks (X) the original executed counterpart of Thomas Wallace to that certain Twelfth Amendment to Subordination Agreement between Loan Parties, the Agent and the additional parties thereto, dated as of the date hereof, (Y) the original executed Amendment to Amended and Restated Subordinated Promissory Note of Thomas Wallace, amending that certain Amended and Restate Subordinated Promissory Note dated April 23, 2004 in the original stated principal amount of $135,853.30, and (Z) the original executed consent of Thomas Wallace to that certain Seventh Amendment to Amended and Restated Senior Subordinated Loan Agreement between the Loan Parties, William Blair Mezzanine Capital Fund III L.P., and the additional parties thereto, dated as of the date hereof, each of which documents shall be in form and substance acceptable to the Agent in the Agent’s sole discretion. The Loan Parties acknowledge and agree that failure of the Loan Parties to comply with the provisions of this Section 3.5 as set forth herein shall constitute an Event of Default under the Credit Agreement as to which no cure or grace period shall apply, and that the existence of such Event of Default shall permit the Agent and the Banks to exercise the rights and remedies provided to the Agent and the Banks, including, without limitation, the right to discontinue the making of Loans under the Credit Agreement.

        3.6 The Loan Parties shall have paid an amendment fee to the Agent for the pro rata benefit of the Banks in the amount of $7,500.00, all of which shall be deemed earned upon the execution of this Amendment.

        ARTICLE IV. MISCELLANEOUS.

        4.1 Subject to the terms and conditions set forth in this Amendment, the Agent hereby consents, solely on the limited basis set forth herein, to a Guaranty (the “Mexican Subsidiary Guaranty”) entered into by the Company in connection with a lease entered into by Clarion Technologies de Mexico, S. de R.L. de C.V., a Mexican limited liability company and the Company’s wholly-owned subsidiary (the “Mexican Subsidiary”); provided that, (a) the maximum aggregate amount of liability of the Company under the Mexican Subsidiary Guaranty does not at any time exceed $400,000, (b) at the time the Company enters into the Mexican Subsidiary Guaranty, no Event of Default or Unmatured Event of Default exists or has occurred or is continuing on the date hereof, and (c) the Agent has received and reviewed a complete and final executed copy of the Mexican Subsidiary Guaranty which, shall be in form and substance acceptable to the Agent. The consent in this Article IV shall be strictly limited to that stated above and nothing herein shall be construed as a waiver of, a consent to or any modification or amendment, or limitation of, any other term or condition of the Credit Agreement or of any right of the Agent under the Credit Agreement or any other Loan Document to declare an Event of Default or to exercise the remedies provided to the Agent thereunder in any other circumstances.

        4.2 From and after the date of this Amendment, references in the Credit Agreement or in any note, certificate, instrument or other document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as the same has been amended hereby and as further amended from time to time.

        4.3 The Loan Parties acknowledge and agree that the Agent and the Banks have fully performed all of their obligations under the Credit Agreement and all documents executed in connection with the Credit Agreement and all actions taken by the Agent or any of the Banks are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. The Loan Parties represent and warrant that they have no claims or causes of action against the Agent or any of the Banks.

        4.4 If any of the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in this Amendment, or if any representation or warranty made by any Loan Party in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default in accordance with the Credit Agreement.

        4.5 Except as expressly amended hereby, the Loan Parties agree that the Loan Documents, and all other documents and agreements executed by the Loan Parties in connection with the Loan Documents in favor of the Agent or the Banks are ratified and confirmed and shall remain in full force and effect, and that they have no set off, counterclaim, or defense with respect to any of the foregoing. Notwithstanding the foregoing, and as further consideration for the agreements and understandings herein, the Loan Parties, on behalf of themselves and their employees, agents, executors, heirs, successors and assigns, do hereby release the Agent, the Banks, and their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Loan Documents or the business relationship among the Loan Parties, the Agent and the Banks, and any claims asserted or which could have been asserted by the Loan Parties or any of them in connection with the Loan Documents and this Amendment.

        4.6 The Loan Parties agree to pay and save the Agent and the Banks harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the fees and expenses of Dickinson Wright PLLC, counsel to the Agent, in connection with the preparation and review of this Amendment and any related documents.

        4.7 The Agent, the Banks and the Loan Parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of the Loan Documents, this Amendment or any related instrument or agreement or any of the transactions contemplated by this Amendment or any conduct, dealing, statements (whether oral or written) or actions of any of them. None of the parties hereto shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

        4.8 THE LOAN PARTIES WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER FROM THE AGENT OR THE BANKS IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

        4.9 This Amendment is made for the sole benefit and protection of the Loan Parties, the Agent and the Banks and their respective successors and permitted assigns (provided that the Loan Parties shall not be permitted, absent the prior written consent of the Agent, to assign any of their rights or obligations under this Amendment). No other person or entity shall have any rights whatsoever under this Amendment. Time shall be of the strictest essence in the performance of each and every one of the Loan Parties’ obligations hereunder. Notwithstanding any provision hereof, this Amendment shall not be considered to be binding upon the Agent and the Banks unless and until a copy hereof shall be executed by the Loan Parties, the Agent and the Banks, and delivered to the Agent.

        4.10 The Loan Documents, as modified and amended by this Amendment, constitute the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a further writing signed by the party to be charged. If any of the provisions of this Amendment are in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provisions shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Documents.

        4.11 There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Amendment other than those which are set forth in this Amendment. The Loan Parties acknowledge that they, or their authorized officers have thoroughly read and reviewed the terms and provisions of this Amendment and are familiar with same, that the terms and provisions contained herein are clearly understood by the Loan Parties and have been fully and unconditionally consented to by the Loan Parties and that the Loan Parties have had full benefit and advice of counsel of their own selection, or the opportunity to obtain the benefit and advice of counsel of their own selection, in regard to understanding the terms, meaning and effect of this Amendment, and that this Amendment has been entered into by the Loan Parties freely, voluntarily, with full knowledge, and without duress, and that in executing this Amendment, the Loan Parties are relying on no other representations, either written or oral, express or implied, made to the Loan Parties by any other party hereto, and that the consideration hereunder received by the Loan Parties has been actual and adequate.

        4.12 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to conflicts of law principles of such State.

        4.13 This Amendment may be signed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

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        IN WITNESS WHEREOF, the parties below have caused this Amendment to be executed and delivered as of the date first written above.

CLARION TECHNOLOGIES, INC. By: /s/ Edmund Walsh —————————————— Edmund Walsh Its: CFO

CLARION REAL ESTATE, L.L.C. By: CLARION TECHNOLOGIES, INC., its Member By: /s/ Edmund Walsh —————————————— Edmund Walsh Its: CFO

JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA, for itself and as Agent By: /s/ Sommer M. Bainbridge —————————————— Sommer M. Bainbridge Its: Vice President

FIFTH THIRD BANK By: /s/ Kevin M. Paul —————————————— Kevin M. Paul Its: Vice President

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